Exhibit 99.1

LRR Energy, L.P. Announces Sale of Additional Common Units

Houston, Texas (December 14, 2011) - LRR Energy, L.P. (NYSE: LRE) (“LRR Energy”) announced that the underwriters of its initial public offering of 9,408,000 common units representing limited partner interests in the partnership, which closed on November 16, 2011, exercised their option to purchase an additional 1,200,000 common units at a price to the public of $19.00 per common unit.  The issuance of the additional common units closed today.

Net proceeds received by LRR Energy from the sale of these additional common units was approximately $21.3 million, after deducting underwriting discounts and a structuring fee.  LRR Energy intends to use these net proceeds to pay additional cash consideration for the properties purchased from Lime Rock Resources in connection with the initial public offering and to make an additional cash distribution to Lime Rock Resources. As a result of the exercise of the over-allotment option, the public now owns approximately 47% of the limited partner interests in LRR Energy and Lime Rock Resources owns approximately 53% of the limited partner interests.  An affiliate of Lime Rock Resources continues to own LRR Energy’s general partner, which owns an approximate 0.1% general partner interest in LRR Energy.

Wells Fargo Securities, Raymond James, Citigroup and RBC Capital Markets acted as joint book-running managers for the offering.  Baird, Oppenheimer & Co. and Stifel Nicolaus Weisel acted as co-managers for the offering.  This offering of common units was made only by means of a prospectus. A written prospectus meeting the requirements of Section 10 of the Securities Act of 1933 may be obtained from the offices of:

Wells Fargo Securities
Attn: Equity Syndicate Department
375 Park Avenue
New York, NY 10152
Email: cmclientsupport@wellsfargo.com
Telephone: 800-326-5897

Raymond James
Attention: Equity Syndicate
880 Carillon Parkway,

Tower 3, 5th Floor
St. Petersburg, Florida 33716
Telephone: (800) 248-8863

Citigroup
Attn: Prospectus Department
Brooklyn Army Terminal
140 58th Street, 8th Floor
Brooklyn, New York 11220
Email: batprospectusdept@citi.com
Telephone: (800) 831-9146

RBC Capital Markets
Attention: Prospectus Department
3 World Financial Center
200 Vesey Street, 8th Floor
New York, New York 10281
Telephone: (877) 822-4089

A registration statement relating to these securities has been filed with, and declared effective by, the Securities and Exchange Commission (the “SEC”).  The registration statement is available on the SEC’s web site at http://www.sec.gov under the registrant’s name, “LRR Energy, L.P.”  This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About LRR Energy, L.P.

LRR Energy is a Delaware limited partnership formed in April 2011 by affiliates of Lime Rock Resources to operate, acquire, exploit and develop producing oil and natural gas properties in North America. LRR Energy’s properties are located in the Permian Basin region in West Texas and southeast New Mexico, the Mid-Continent region in Oklahoma and East Texas and the Gulf Coast region in Texas.

Forward-Looking Statements

This press release includes “forward-looking statements” — that is, statements related to future, not past, events. Forward-looking statements are based on current expectations and include any statement that does not directly relate to a current or historical fact. In this context, forward-looking statements often address expected future business and financial performance, and often contain words such as “anticipate,” “believe,” “intend,” “expect,” “plan” or “will” or other similar words. These forward-looking statements involve certain risks and uncertainties and ultimately may not prove to be accurate. Forward-looking statements in this press release relate to, among other things, the use of proceeds from the offering. For further discussion of risks and uncertainties, you should refer to LRR Energy’s SEC filings. LRR Energy undertakes no obligation and does not intend to update these forward-looking statements to reflect events or circumstances occurring after this press release. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement.

INVESTOR CONTACTS:

Todd Hassen

Director of Finance

(713) 292-9534

thassen@limerockresources.com

Jaime Casas

Chief Financial Officer

(713) 345-2126

jcasas@lrrenergy.com